Exhibit 10.6

BNDES

REGISTRATION 1151290

CREDIT FACILITY FINANCING AGREEMENT NO. 13.2.0488.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S/A, WITH INTERVENING THIRD PARTIES, AS PROVIDED BELOW:

The NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES), herein referred to simply as the BNDES, a federal publicly-held company, with its principal place of business in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 33.657.248/0001-89, by its undersigned representatives;

and

INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S/A, hereinafter referred to as the BENEFICIARY, a joint-stock company with its principal place of business at Avenida Doutor Romeu Tortima, No. 413, Jardim Santa Genebra, in the City of Campinas, State of São Paulo, Postal Code (CEP) No. 13.084-791, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 04.582.447/0001-77, by its undersigned representatives; and also, as INTERVENING PARTIES:

I — LEONARDO WASCHECK, Brazilian, married to Alessandra Aparecida Banstarch under the separation property regime, systems analyst, resident and domiciled at Rua Dalva Maria Fernandes Pinheiro, No. 35, Residencial Barão do Café, Campinas, São Paulo, holder of Identity Card No. 16.257.660-2 SSP-SP and enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 173.869.378-30;

II — RODRIGO WASCHECK, Brazilian, married to Maria Cristina Martins Butignoli under the partial community property regime, civil engineer, resident and domiciled at Rua Luiza de Mello Bueno, No. 456, Parque das Universidades, Campinas, São Paulo, holder of Identity Card No. 14.483.512-5 SSP-SP and enrolled with the CPF/MF under No. 069.842.268-64;

III — MARIA CRISTINA MARINS BUTIGNOLI WASCHECK, Brazilian, married to Rodrigo Wascheck under the partial community property regime, Public Relations graduate, resident and domiciled at Rua Luiza de Mello Bueno, No. 456, Parque das Universidades, Campinas, São Paulo, holder of Identity Card No. 18.960.937-5 SSP-SP and enrolled with the CPF/MF under No. 191.490.978-06;

IV — PAULO HENRIQUE PALÁCIOS, Brazilian, living in a steady union without formal agreement with Luciane Nalin de Souza, businessman, resident and domiciled at Rua São Salvador, No. 225, apt. 91, Jardim Belo Horizonte, Campinas, São Paulo, Postal Code 13076-540, holder of Identity Card No. 16.626.947-5 SSP-SP and enrolled with the CPF/MF under No. 150375068-08; and

V — LUCIANE NALIN DE SOUZA, Brazilian, living in a steady union without formal agreement with Paulo Henrique Palácios, systems analyst, resident and domiciled at Rua São Salvador, No. 225, apt. 91, Jardim Belo Horizonte, Campinas, São Paulo, Postal Code 13076-540, holder of Identity Card No. 19.415.829-9 SSP-SP and enrolled with the CPF/MF under No. 169.977.978-30; have mutually agreed as follows:

ONE

NATURE, AMOUNT, AND PURPOSE OF THE AGREEMENT

By this Agreement, the BNDES grants to the BENEFICIARY a credit in the amount of two million, seven hundred and nine thousand, two hundred and fifty-one Reais (R$2,709,251.00) out of its ordinary funds, which consist, among other sources, of funds from the Worker Support Fund (FAT) and funds originating from the FAT — Special Deposits and from the Social Integration Program/Civil Servant Asset Formation Program (PIS/PASEP) Equity Fund, subject, as to their allocation, to the laws applicable to each such source, in accordance with the provisions of Section Two, Paragraph

Two, designed for investments in investment plan of the BENEFICIARY, which contemplates infrastructure, training and quality research and development, marketing, and sales actions, within the scope of the BNDES Program for the Development of the Domestic Software and Information Technology Services Industry (BNDES PROSOFT Empresa).

TWO

CREDIT AVAILABILITY

The credit shall be made available to the BENEFICIARY, in installments, upon satisfaction of the conditions precedent for use referred to in Section Twelve, according to the needs for the execution of the financed project, subject to the BNDES financial schedule, which is subordinated to the definition of funds for its investments by the National Monetary Council.

PARAGRAPH ONE

At the time of release of the funds under this transaction, the debits determined by law and those contractually authorized by the BENEFICIARY shall be made. The total remaining balance of funds available to the BENEFICIARY shall be immediately transferred to checking account No. 10.547-7 held by the BENEFICIARY with Banco Itaú, branch No. 0670.

PARAGRAPH TWO

The amount of each credit installment to be made available to the BENEFICIARY shall be calculated in accordance with the criteria set forth in the law establishing the Long-Term Interest Rate (TJLP) for determination of debit balances of financings contracted in the BNDES System until November 30, 1994.

THREE

INTEREST

The principal amount of the debt owed by the BENEFICIARY shall bear interest at a rate of one percent (1.0%) per annum (by way of consideration) above the Long-Term Interest Rate (TJLP) as published by the Central Bank of Brazil, in accordance with the following system:

I — When the TJLP is greater than six percent (6%) per annum:

a) The amount corresponding to the TJLP portion that exceeds six percent (6%) per annum shall be capitalized on the fifteenth (15th) day of each month of the term of this Agreement and at its maturity or settlement, subject to the provisions of Section Nineteen, and calculated based on the application of the following capitalization term on the debit balance, taking into account all the financial events occurred during the period:

TC = [(1 + TJLP)/1.06]n/360 – 1 (capitalization term equal to, opens bracket, ratio between the TJLP plus one and one point zero six, closes bracket, raised to a power corresponding to the ratio between “n” and three hundred and sixty, less one), where:

TC — capitalization term;

TJLP — Long-Term Interest Rate, as published by the Central Bank of Brazil; and

n — number of days between the date of the financial event and the date of capitalization, maturity, or settlement of the obligation, it being understood that financial event shall mean any and all events of a financial nature which result or may result in a change in the debit balance of this Agreement; and

b) The percentage of one percent (1.0%) per annum above the TJLP (compensation) referred to in the main provision of this Section plus the non-capitalized portion of TJLP of six percent (6%) per annum shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, subject to the provisions of clause “a,” it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates; and

II — When the TJLP is equal to or less than six percent (6%) per annum:

The percentage of one percent (1.0%) per annum above the TJLP (compensation) referred to in the main provision of this Section plus the TJLP itself shall apply to the debit balance on the interest due dates mentioned in Paragraph Two or on the date of maturity or settlement of this Agreement, it being understood that the daily calculation of interest shall take into account the number of days elapsed between the date of each financial event and the abovementioned due dates.

PARAGRAPH ONE

The amount referred to in item I, clause “a”, which shall be capitalized and incorporated into the principal amount of the debt, shall be payable in accordance with the provisions of Section Six.

PARAGRAPH TWO

The amount determined in accordance with the provisions of item I, clause b or item II shall be payable quarterly, on the fifteenth (15th) day of March, June, September and December of each year, during the period between September 15, 2013 and September 15, 2015, and monthly, from and including October 15, 2015, together with the principal amount repayment installments, and at the maturity or settlement of this Agreement, subject to the provisions of Section Nineteen.

FOUR

CHARGE FOR CREDIT RESERVE

The BENEFICIARY shall pay to BNDES a Charge for Credit Reserve at the rate of one tenth percent (0.1%), chargeable for thirty (30)-day periods or fraction thereof and levied on:

I - the credit amount, for a period from July 13, 2013 to the date hereof, the respective payment of which is required for initial use of the credit, of which it shall be deductible because the agreement was entered into after the lapse of the term set forth by the BNDES;

II - the unused balance of each installment of the credit, from the date immediately following the date of availability thereof to the date of the use, when the payment thereof shall be enforceable; and

III - the unused balance of the credit, from the day immediately following the date of availability thereof to the date of cancellation, made at the request of the BENEFICIARY, or at the initiative of the BNDES, and the payment of which shall be enforceable on the date of the request or of BNDES’ decision, as the case may be.

SOLE PARAGRAPH

The levy of the charge referred to in aforementioned items II and III shall occur in the event of fixation of a system of availability of funds.

FIVE

DEBT PROCESSING AND COLLECTION

The collection of principal amount and charges shall be made through a Collection Notice issued in advance by the BNDES for the BENEFICIARY to settle such obligations on their due dates.

SOLE PARAGRAPH

No failure to receive the Collection Notice shall exempt the BENEFICIARY from its obligation to pay the principal amount installments and charges on the dates set forth in this Agreement.

SIX

REPAYMENT

The principal amount of the debt arising from this Agreement shall be paid to the BNDES in forty-eight (48) successive monthly installments, each in the principal amount of the debt becoming due, divided by the number of repayment installments not yet due, the first of which shall be due and payable on October fifteen (15), 2015, subject to the provisions of Section Nineteen, and the BENEFICIARY agrees to settle all obligations arising from this Agreement together with the last installment, on September fifteen (15), 2019.

SEVEN

CHANGE IN THE LEGAL STANDARD FOR COMPENSATION OF FUNDS ORIGINATING FROM THE PIS/PASEP FUND AND/OR FROM THE FAT

If the legal standard for compensation of the funds transferred to the BNDES and originating from the PIS/PASEP Equity Fund and/or from the Worker Support Fund (FAT) is replaced, the compensation set forth in Section Three may, at the discretion of the BNDES, use such new standard for compensation of such funds or any other standard indicated by the BNDES which, in addition to preserving the actual amount of the transaction, compensates at the same levels as before. In this case, the BNDES shall give written notice of such change to the BENEFICIARY.

EIGHT

SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY agrees to:

I — Comply, as applicable, until the final settlement of the debt arising from this Agreement, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” approved by Resolution No. 665 of December 10, 1987, as partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution No. 894 of March 6, 1997, by Resolution No. 927 April 1, 1998, by Resolution No. 976 of September 29, 2001, by Resolution No. 1.571 of March 4, 2008, by Resolution No. 1.832 of September 15, 2009, by Resolution No. 2.078 of March 15, 2011, by Resolution No. 2.139 of August 30, 2011, and by Resolution No. 2.181 of November 8, 2011, all issued by the Executive Board the BNDES and published in the Federal Register (Diário Oficial da União) (Section I) on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011 and November 17, 2011, respectively, a copy of which is hereby delivered to the BENEFICIARY, which, having become aware of all the contents thereof, represents that it accepts it as an integral and inseparable part of this Agreement for all legal purposes and effects;

II — To use the total credit amount within twenty-four (24) months from the date of execution of this Agreement, without prejudice to the BNDES’s option, before or after the expiration of such term, under the guarantees set forth in this Agreement, to extend such term upon express authorization by letter, regardless of any other formality or registration;

III — In the event of a downsizing of the staff of the BENEFICIARY during the term of this Agreement as a result of the project referred to in Section One, offer a training program focused on job opportunities in the region and/or a worker repositioning program, upon submission to the BNDES for consideration of a document specifying and attesting to the completion of the negotiations held with the relevant trade union or unions involved in the dismissal process;

IV — Take, during the term of this Agreement, measures and actions to prevent or correct any damage to the environment and occupational safety and health which may be caused by the project referred to in Section One;

V — Maintain its good standing as to its obligations to the environmental agencies during the term of this Agreement;

VI — Comply, during the term of this Agreement, with the provisions of law applicable to disabled persons;

VII — Give notice to the BNDES, on the date of the event, of the name and Individual Taxpayers Register of the Ministry of Finance (CPF/MF) number of any person who, whether exercising a salaried position or being among its owners, controlling members, or officers, is certified or takes office as a Federal Deputy or Senator;

VIII — Formalize the appointment of new guarantors to assume the charge that is the subject matter of Section Thirteen, within up to thirty (30) days as from the death, interdiction or declaration of absence of the Intervening Parties LEONARDO WASCHECK, RODRIGO WASCHECK and PAULO HENRIQUE PALÁCIOS;

IX - Submit to the BNDES, during the term of the Agreement, within one hundred and twenty (120) days after the end of each fiscal year, the financial statement covering its individual results and the results of all its subsidiaries, jointly with the respective opinions prepared by an independent audit firm registered with the Brazilian Securities Commission - CVM;

X — Disclose, on the website of the BENEFICIARY on the Internet and in a prominent place at the headquarters of the company, that it is a financial cooperation beneficiary of the BNDES, according to the model to be provided by the BNDES;

XI — Not incorporate, directly or indirectly, companies in Brazil or abroad, or acquire an equity interest in companies, within the Country or abroad, directly or indirectly, without prior express authorization from the BNDES, throughout the term of this Agreement;

XII — Submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, throughout the term of this Agreement, copies of the Income Tax Returns of the BENEFICIARY for the fiscal years requested;

XIII — Submit, whenever requested by the BNDES, documents of any nature of companies in which it holds any direct or indirect equity interest;

XIV — Assign to the BNDES the preemptive right, to be exercised by means of BNDESPAR, on the issue, by a company controlled by the BENEFICIARY, of any instruments convertible into shares, and in any capital increases of the controlled company, in the event of entry of third-party investors;

XIV.1 — The right set forth in item XIV above shall be exercised or not by the BNDES at its discretion, and it shall be limited to the credit amount, adjusted by the TJLP plus the interest defined in Section Three, from the date of release of the funds to the date of subscription of the instruments or of the future capital increase, under the same conditions as the subscribers or investors, it being understood that, for that purpose, the BNDES shall pronounce its interest within sixty (60) days as from the date of communication of the wish to issue the instruments or of presentation of the trading to the BNDES;

XV — Not change the legal type of joint-stock company during the term of effectiveness of this Agreement;

XVI — Request the prior and written consent of the BNDES to grant loans, including the subscription of debentures, directly by the BENEFICIARY or by its controlled companies, to individuals or legal entities having or not a legal relationship with the BENEFICIARY;

XVII — Request the prior and express consent of the BNDES to take out loans, including the issue of debentures, from individuals or legal entities that have a legal relationship with the BENEFICIARY or not, except in the events of (i) transactions carried out to meet ordinary businesses of the BENEFICIARY or for the purpose of mere replenishment or substitution of material, and (ii) financing transactions and credits directly or indirectly obtained from the BNDES;

XVIII — Limit the payments to shareholders, by way of dividends, interest on equity and profit sharing, in each fiscal year, to the following percentages relating to the profit ascertained in each financial year, based on the audited annual statements: (i) twenty-five percent (25%) whenever the ratio Net Equity/ Total Assets is equal to or lower than 0.4; or (ii) fifty percent (50%) whenever this ration ranges from 0.4 to 0.7;

XVIII.1 — Whenever the ratio Net Equity / Total Assets exceeds 0.7%, the limitation of payment to the shareholders set forth in item XVIII shall not apply.

XIX — Keep a ratio Net Equity / Total Assets in excess of 0.3% during the term of effectiveness of this Agreement, based on the audited annual statements;

XX — Not transfer, assign, encumber or dispose of, in any event or modality, the right of ownership on the technology or the products developed by the BENEFICIARY with the funds originating from this Agreement without the prior and express authorization of the BNDES.

XXI — In the event of early settlement of the debt originating from this Agreement, pay to the BNDES, on the settlement date, a premium equivalent to thirty percent (30%) of the debt balance, as determined on the date of said settlement.

NINE

OBLIGATIONS OF THE PARENT INTERVENING PARTIES

The Parent Intervening Parties LEONARDO WASCHECK, RODRIGO WASCHECK and PAULO HENRIQUE PALÁCIOS identified in the preamble to this Agreement hereby agree to:

I — Submit to the BNDES for approval any proposals concerning matters relating to the encumbrance, on any account, of any share issued by the BENEFICIARY held by them, to the sale, acquisition, merger, consolidation, spin-off, or any other act that implies or may imply changes in the current setup of the BENEFICIARY, a transfer of the corporate control of the BENEFICIARY, or its ceasing from being a controlling shareholder of the BENEFICIARY, pursuant to the provisions of article 116 of Law No. 6.404, of December 15, 1976;

II — Not cause the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY of any provision that implies:

a) Restrictions on the growth capacity or technological development of the BENEFICIARY;

b) Restrictions on the access of the BENEFICIARY to new markets; or

c) Restrictions on or impairment of its ability to pay the financial obligations under its transactions with the BNDES;

III — Not take any actions or measures that impair or alter the economic and financial balance of the BENEFICIARY;

IV — Take all the necessary measures to ensure the fulfillment of the purpose of this transaction;

V — Submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, throughout the term of this Agreement, copies of its Income Tax Returns for the fiscal years requested;

VI — Assign to the BNDES the preemptive right, to be exercised by means of BNDESPAR, on the issue, by the BENEFICIARY, of any instruments convertible into shares, and in any capital increase of the BENEFICIARY, in the event of entry of third-party investors;

VI.1 — the rights set forth in item VI above shall be exercised or not by the BNDES at its discretion, and they shall be limited to the credit amount, as adjusted by the TJLP, plus the interest defined in Section Three, from the date of release of the funds to the date of subscription of the instruments or of the future capital contribution, under the same conditions as the subscribers or investors, for which purpose the BNDES shall pronounce its interest within sixty (60) days as from the date of communication of the wish to issue the instruments or of the presentation of the trading to the BNDES.

TEN

LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, any successors of the Beneficiary shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH

The main provision of this Section shall not apply in the event of prior consent from the BNDES to the waiver of joint and several liability in a partial spin-off.

ELEVEN

MUTUAL POWER OF ATTORNEY

The BENEFICIARY, the guarantor and the other intervening parties hereby irrevocably and irreversibly mutually appoint each other their attorneys-in-fact until the final settlement of the debt hereunder, with powers to receive service of process, notices, and summons, as well as with general judicial powers, which may be delegated to counsel, all in connection with any judicial or extrajudicial proceedings that are filed against them by the BNDES as a result of this Agreement, it being understood that they may take all actions necessary for a good and faithful performance of this power of attorney.

TWELVE

CONDITIONS FOR USE OF THE CREDIT

In addition to compliance, as appropriate, with the conditions set forth in articles 5 and 6 of the abovementioned “PROVISIONS APPLICABLE TO BNDES CONTRACTS” and in the “MONITORING RULES AND INSTRUCTIONS” referred to in article 2 of such “PROVISIONS,” the use of the credit shall be subject to the following:

I — For use of each credit installment:

a) presentation of documents proving, at the discretion of the BNDES, that the capital stock of the BENEFICIARY corresponds, at the time of the release, to at least forty-five percent (45%) of the total amount of the financial debts of the BENEFICIARY.

a.1.) For definition purposes, total financial debts shall be understood as the sum of the balance of the consolidated onerous debts of the BENEFICIARY, including the credit installments already released by the BNDES and their respective charges, in addition to the next credit installment to be released by the BNDES; loans and financings, mutuums, issuance of fixed-income securities, promissory notes, and debentures, whether convertible or not, in the local or international capital market, as well as the sale or assignment of future receivables, if they are accounted for as obligations, and other indebtedness financial transactions of the BENEFICIARY recorded in current and non-current liabilities.

b) No occurrence of any fact that, at the discretion of the BNDES, may substantially alter the economic and financial status of the beneficiary or impair the execution of the project financed hereunder by altering it or preventing its completion in accordance with the terms of the project approved by the BNDES;

c) Submission by the BENEFICIARY of a Clearance Certificate of Social-Security Contributions — CND or of a Certificate of Suspended Social-Security Contribution — CPD - EN, issued by the Brazilian Federal Revenue Service (RFB) via INTERNET, to be obtained by the BENEFICIARY at www.receita.fazenda.gov.br or and checked by the BNDES on the same website;

d) Proof of good standing with environmental agencies or, if such proof has already been submitted and is in force, a statement from the BENEFICIARY of the continued validity of such document.

e) Compliance with the obligation set forth in item XIX of Section Eight.

THIRTEEN

GUARANTEE

LEONARDO WASCHECK, RODRIGO WASCHECK and PAULO HENRIQUE PALÁCIOS, identified in the preamble, accept this Agreement in the capacity of guarantors and principal payors and expressly waives the benefits of articles 366, 827, and 838 of the Civil Code, it being understood that it shall be jointly and severally liable, until the final settlement of this Agreement, for the faithful and exact performance of all the obligations assumed by the BENEFICIARY hereunder.

FOURTEEN

SPOUSAL CONSENT

The Intervening Parties MARIA CRISTINA MARINS BUTIGNOLI WASCHECK and LUCIANE NALIN DE SOUZA, identified in the preamble of this Agreement, authorize, respectively, their spouse and common-law partner, the Intervening Parties RODRIGO WASCHECK and PAULO HENRIQUE PALÁCIOS, in accordance with the provisions of article 1.647, III, of the Civil Code, to provide the guarantee to which Section Thirteen refers.

SOLE PARAGRAPH

In the event of change in the matrimonial or steady union regime during effectiveness of this Agreement, the guarantors shall remain subject to all effects of the guarantee provided to the BNDES, in the exact terms and under the exact conditions agreed hereunder.

FIFTEEN

DEFAULT

In the event of default of any obligations assumed by the BENEFICIARY and by the Intervening Parties, the provisions of arts. 40-47-A of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, item I shall apply.

SIXTEEN

FILING FINE

In the event of collection of the debt originating from this Agreement in Court, the BENEFICIARY shall pay a fine of ten percent (10%) of the principal and debt charges, in addition to extrajudicial and judicial expenses and attorneys’ fees due as from the filing date of the action for collection.

SEVENTEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, and the provisions of art. 18, paragraph two of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, item I shall apply to the other obligations.

EIGHTEEN

ACCELERATION

The BNDES may accelerate this Agreement, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, if, in addition to the events mentioned in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight, item I, the BNDES can demonstrate:

a) A downsizing of the staff of the BENEFICIARY in violation of the provisions of Section Eight, item III;

b) The existence of a final and unappealable adverse judgment resulting from any actions taken by the Beneficiary which imply child labor, slave labor, or environmental crime;

c) The inclusion in a corporate agreement, bylaws, or articles of association of the BENEFICIARY or of any of its controlling companies of any provision that implies restrictions on or an impairment of its ability to pay its financial obligations arising from this transaction;

d) Noncompliance with the obligation set forth in item VIII of Section Eight.

PARAGRAPH ONE

This Agreement shall be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, in the event of application of the proceeds from this Agreement to any purpose other than that provided for in Section One. The BNDES shall give notice of such fact to the Federal Prosecution Office for the purposes and effects of Law No. 7.492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, on the date when any person who exercises a salaried position at the BENEFICIARY or is among its owners, controlling members, or officers is certified or takes office as a Federal Deputy or Senator, as such persons are subject to the prohibitions set forth in article 54, items I and II of the Federal Constitution. No default charges shall be imposed if the payment occurs within five (5) business days from the date of such certification, under penalty of otherwise the charges established for events of acceleration due to default being imposed.

PARAGRAPH THREE

No acceleration based on the provisions of clause “b” shall occur if the remediation imposed is complied with or as long as the sentence imposed on the BENEFICIARY is being served, subject to the due process of law.

NINETEEN

DUE DATES ON PUBLIC HOLIDAYS

The due dates of all principal and charges repayment installments which fall on Saturdays, Sundays, or national, state, district, or municipal public holidays, including banking holidays, shall be, for all purposes and effects of this Agreement, postponed to the first subsequent business day, in which case the charges shall be calculated up to such date, and the following regular period for determination and calculation of the charges under this Agreement shall also start on such date.

SOLE PARAGRAPH

Unless otherwise expressly provided, the public holidays in the place where the principal place of business of the BENEFICIARY is located, the address of which is indicated in this Agreement, shall be considered for the purposes of the main provision of this Section.

TWENTY

JURISDICTION

The courts of Rio de Janeiro and the courts sitting in the place where the headquarters of the BNDES are located are hereby elected as the Courts of competent jurisdiction for any disputes arising from this Agreement which cannot be resolved out of court.

The BENEFICIARY has presented the Clearance Certificate of Social-Security Contributions — CND No. 000222013-21024447, issued on February 18, 2013 by the Brazilian Federal Revenue Service and valid through August 17, 2013.

The BNDES is represented herein by its Vice President, in accordance with the power of attorney drawn up in Book No. 925, page No. 120, act No. 108 of the 22nd Notary Public of the Judicial District of the Capital of the State of Rio de Janeiro, and by the Officer of the BNDES, both undersigned and identified below.

(SIGNATURE PAGE OF THE CREDIT FACILITY FINANCING AGREEMENT NO. 13.2.0488.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S/A, WITH INTERVENING THIRD PARTIES)

The pages of this Instrument were initialed by Lílian Metelli Arcos de Oliveira Benjamin, counsel for the BNDES, upon authorization from the undersigned legal representatives.

In witness whereof, the parties executed this instrument in four (4) identical counterparts, in the presence of the undersigned witnesses.

Rio de Janeiro, August 15, 2013.

For the BNDES:

/s/ Wagner Bittencourt de Oliveira	/s/ Julio Cesar Maciel Ramundo
Wagner Bittencourt de Oliveira	Julio Cesar Maciel Ramundo
Vice-President	Officer

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL — BNDES

For the BENEFICIARY:

/s/ Rodrigo Wascheck	/s/ Leonardo Wascheck

INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S/A

GUARANTORS

/s/ Leonardo Wascheck	/s/ Rodrigo Wascheck
LEONARDO WASCHECK	RODRIGO WASCHECK

/s/ Paulo Henrique Palácios
PAULO HENRIQUE PALÁCIOS

INTERVENING PARTIES:

/s/ Maria Cristina Marins Butignoli Wascheck
MARIA CRISTINA MARINS BUTIGNOLI WASCHECK

/s/ Luciane Nalin de Souza
LUCIANE NALIN DE SOUZA

WITNESSES:

/s/ Renata da Costa Morais	/s/ Daniel Alves Lima
Name: Renata da Costa Morais	Name: Daniel Alves Lima
Identity No.: 09843587-8	Identity No.: 009.933.947-5
Individual Taxpayers Register (CPF) No.: 072.348.467-86	Individual Taxpayers Register (CPF) No.: 014.512.457-69

BNDES

AMENDMENT NO. 1 TO CREDIT FACILITY FINANCING AGREEMENT No. 13.2.0488.1, DATED AUGUST 15, 2013, ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND LINX SISTEMAS E CONSULTORIA LTDA., WITH AN INTERVENING THIRD PARTY, AS PROVIDED BELOW:

The NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES), herein referred to simply as the BNDES, a federal publicly-held company, with its principal place of business in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 33.657.248/0001-89, by its undersigned representatives;

and

LINX SISTEMAS E CONSULTORIA LTDA. (successor by merger of INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S.A.), hereinafter referred to as the BENEFICIARY, a limited liability company with its principal place of business at Avenida das Nações Unidas, No. 7221, 4th, 5th, 6th, 7th, and 14th floors, Birmann 21 Building, Pinheiros, Postal Code (CEP): 05425-902, State of São Paulo, in the City of São Paulo, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 54.517.628/0001-98, by its undersigned representatives;

And also, as INTERVENING PARTY, LINX S.A., a corporation with its principal place of business at Avenida das Nações Unidas, No. 7221, 7th floor, Birmann 21 Building, Postal Code (CEP): 05425-902, State of São Paulo, in the City of São Paulo, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 06.948.969/0001-75, by its undersigned representatives, have mutually agreed to amend Credit Facility Financing Agreement No. 13.2.0488.1, hereinafter referred to simply as the AGREEMENT, entered into on August 15, 2013 by and between the BNDES and the BENEFICIARY, with intervening third parties, recorded under No. 1151290 with the 1st Registry of Deeds and Documents of the Judicial District of Campinas, SP, on August 22, 2013, and under No. 1084887 with the 3rd Registry of Deeds and Documents of the Judicial District of Rio de Janeiro, RJ, on August 28, 2013, of which this instrument shall henceforth be an integral part for all legal purposes and effects, in accordance with the following clauses:

ONE

INCREASE OF THE INTEREST RATE

By this Amendment, the BNDES and the BENEFICIARY agree to increase, effective May 4, 2017, the interest rate referred to in Section Three of the AGREEMENT from one percent (1.0%) per annum above the Long-Term Interest Rate (TJLP) (the “Original Interest Rate”) to two point thirty-six percent (2.36%) per annum above the Long-Term Interest Rate (TJLP) (the “New Interest Rate”), it being understood that the other conditions for accrual and payment of interest, as well as the system set forth in Section Three of the AGREEMENT, shall remain in force.

SOLE PARAGRAPH

The BENEFICIARY shall pay any difference between the New Interest Rate and the Original Interest Rate that has not yet been paid together with the interest and principal installment to be repaid on the 15th of the month immediately following the date of execution hereof, without prejudice to the collection of the charges set forth in the Provisions Applicable to BNDES Contracts referred to in Section Eight, item I of the AGREEMENT.

TWO

CREATION OF GUARANTEE

By this Amendment, the Parties agree to include LINX S.A., identified in the preamble to this Amendment, which shall henceforth assume all the obligations of the Intervening Parties and Guarantors under Section Thirteen of the AGREEMENT in the capacity of guarantor and principal payor and expressly waives the benefits of articles 366, 827, and 838 of the Civil Code, it being understood that it shall be jointly and severally liable, until the final settlement of the AGREEMENT, for the faithful and exact performance of all the obligations assumed by the BENEFICIARY.

THREE

RELEASE OF INTERVENING PARTIES AND GUARANTORS LEONARDO WASCHECK, RODRIGO WASCHECK, AND PAULO HENRIQUE PALÁCIOS

Intervening Parties and Guarantors LEONARDO WASCHECK, RODRIGO WASCHECK, and PAULO HENRIQUE PALÁCIOS, all identified in the preamble to the AGREEMENT, are hereby released from all obligations set forth in the AGREEMENT.

FOUR

CONTRACTUAL CHANGES

By this Amendment, as a result of the merger of INTERCAMP SISTEMAS E COMÉRCIO DE INFORMÁTICA S.A. into LINX SISTEMAS E CONSULTORIA LTDA., identified in the preamble, the Parties agree to make the following changes in the AGREEMENT: i) deletion of items VIII, IX, XI, XIV, XV, XVI, XVII, XVIII, XIX, and XXI from Section Eight, ii) addition of the obligations referred to in Section Eight, items XII, XVI, XVII, XVIII, XIX, XX, and XXI of Agreement No. 15.2.0579.1 of December 11, 2015 to Section Eight of the AGREEMENT, iii) amendment to Section Nine, iv) amendment to the main provision of Section Thirteen, v) deletion of clause “d” from the main provision of Section Eighteen, and vi) deletion of Section Fourteen.

SOLE PARAGRAPH

As a result of the main provision of this Section, Sections Eight, Nine, and Thirteen of the AGREEMENT shall henceforth read as follows:

“EIGHT

SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY agrees to:

I — comply, as applicable, until the final settlement of the debt arising from this Agreement, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” approved by Resolution No. 665 of December 10, 1987, as partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution No. 894 of March 6, 1997, by Resolution No. 927 April 1, 1998, by Resolution No. 976 of September 24, 2001, by Resolution No. 1.571 of March 4, 2008, by Resolution No. 1.832 of September 15, 2009, by Resolution No. 2.078 of March 15, 2011, by Resolution No. 2.139 of August 30, 2011, and by Resolution No. 2.181 of November 8, 2011, all issued by the Executive Board the BNDES and published in the Federal Official Gazette (Diário Oficial da União) (Section I) on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, and November 17, 2011, respectively, a copy of which is hereby delivered to the BENEFICIARY, which, having become aware of all the contents thereof, represents that it accepts it as an integral and inseparable part of this Agreement for all legal purposes and effects;

II — use the total amount of the credit within twenty-four (24) months from the date of issuance of this Agreement, without prejudice to the BNDES’s option, before or after the expiration of such term, under the guarantees set forth in this Agreement, to extend such term upon express authorization by letter, regardless of any other formality or registration;

III — in the event of a downsizing of the staff of the BENEFICIARY during the term of this Agreement as a result of the project referred to in Section One, offer a training program focused on job opportunities in the region and/or a worker repositioning program, upon submission to the BNDES for consideration of a document specifying and attesting to the completion of the negotiations held with the relevant trade union or unions involved in the dismissal process;

IV — take, during the term of this Agreement, measures and actions to prevent or correct any damage to the environment and occupational safety and health which may be caused by the project referred to in Section One;

V — maintain its good standing as to its obligations to the environmental agencies during the term of this Agreement;

VI — comply, during the term of this Agreement, with the provisions of law applicable to disabled persons;

VII — give notice to the BNDES, on the date of the event, of the name and Individual Taxpayers Register of the Ministry of Finance (CPF/MF) number of any person who, whether exercising a salaried position or being among its owners, controlling members, or officers, is certified or takes office as a Federal Deputy or Senator;

VIII — disclose, on the website of the BENEFICIARY on the Internet and in a prominent place at the headquarters of the company, that it is a financial cooperation beneficiary of the BNDES, according to the model to be provided by the BNDES;

IX — submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, throughout the term of this Agreement, copies of the Income Tax Returns of the BENEFICIARY for the fiscal years requested;

X — submit, whenever requested by the BNDES, documents of any nature of companies in which it holds any direct or indirect equity interest;

XI — not transfer, assign, encumber, or dispose of, under any circumstances or in any manner, its ownership rights in any technology or products developed by the BENEFICIARY with funds from this Agreement without prior express authorization from the BNDES;

XII — not incorporate, directly or indirectly, or acquire an equity interest in companies, in Brazil or abroad, without prior express authorization from the BNDES, throughout the term of the Agreement, except in case of transactions involving less than fifty million Reais (R$50,000,000.00);

XIII — not grant loans, directly or indirectly, including by subscription of debentures or profit-sharing bonds, to any individuals or legal entities, whether or not members of the same business group as the BENEFICIARY, without prior authorization from the BNDES, subject to the provisions of items XIII.1 and XIII.2 below;

XIII.1 — The transactions described in Item XIII include advancements and/or any other transactions relating to the granting of credits in favor of members and related parties;

XIII.2 — The interest on the loans shall be at least three percent (3%) above that stipulated in Section Three, except when such transactions are carried out for the purpose described in Section One;

XIV — not assume any new debts, directly or indirectly, including by issuance of debentures or profit-sharing bonds, before any individuals or legal entities, whether or not members of the same business group as the BENEFICIARY, without prior authorization from the BNDES, subject to the provisions of item XIV.1 below;

XIV.1 — the following events are not included in the debts referred to in Item XIV above: (i) financings entered into directly and/or indirectly with the BNDES, (ii) transactions carried out to meet ordinary businesses of the BENEFICIARY, and (iii) loans the amounts of which do not exceed the amount of ten million Reais (R$10,000,000.00) per business year throughout the term of this Agreement;

XV — submit to the BNDES, within the term of the Agreement, within one hundred and eighty (180) days after the end of each fiscal year, consolidated annual financial statements covering its individual results and the results of all its subsidiaries headquartered within the national territory, together with the respective opinions prepared by an independent audit firm registered with the Brazilian Securities Commission (CVM);

XVI — not create, except upon prior express authorization from the BNDES, security interests of any kind in transactions with other creditors without providing the same type of security to the BNDES under the same conditions and with the same priority, except in the events set forth in Item XVII of this Section;

XVII — give prior express notice to the BNDES of the creation of any security interest by operation of law or as a bond in connection with any lawsuits and administrative proceedings in which it appears as a defendant*, as well as in the event of fiduciary ownership in financings for purchase of equipment; and

XVIII — not sell or encumber, without prior authorization from the BNDES, any permanent assets the amount of which exceeds ten million Reais (R$10,000,000.00) per annum, except in the case of:

a) unserviceable or obsolete goods; or

b) assets which are replaced by new ones with identical purpose.

NINE

OBLIGATIONS OF THE PARENT INTERVENING PARTY

INTERVENING PARTY LINX S.A., identified in the preamble to this Agreement, hereby agrees to:

I — submit to the BNDES for approval any proposals concerning matters relating to the encumbrance, on any account, of any share held by it in the share capital of the BENEFICIARY, to the sale, acquisition, merger, consolidation, spin-off, or any other act that implies or may imply changes in the current setup of the BENEFICIARY, a transfer of the corporate control of the BENEFICIARY, or its ceasing from being a majority member of the BENEFICIARY;

II — not cause the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY of any provision that implies:

a) restrictions on the growth capacity or technological development of the BENEFICIARY;

b) restrictions on the access of the BENEFICIARY to new markets; or

c) restrictions on or impairment of its ability to pay the financial obligations under its transactions with the BNDES;

III — not take any actions or measures that impair or alter the economic and financial balance of the BENEFICIARY;

IV — take all the necessary measures to ensure the fulfillment of the purpose of this transaction;

V — not incorporate, directly or indirectly, or acquire an equity interest in companies, within the Country or abroad, without prior express authorization from the BNDES, throughout the term of the Agreement, except in case of transactions involving less than fifty million Reais (R$50,000,000.00);

VI — submit, whenever requested by the BNDES, documents of any nature of companies in which it holds any direct or indirect equity interest;

VII — submit to the BNDES, within thirty (30) days from the date of correspondence from the BNDES so requiring, throughout the term of this Agreement, copies of its Income Tax Returns for the fiscal years requested;

VIII — request prior consent from the BNDES to any transfer, assignment, encumbrance, or disposal of shares issued by the BENEFICIARY and its subsidiaries throughout the term of this Agreement;

IX — not sell or encumber, without prior authorization from the BNDES, any permanent assets the amount of which exceeds ten million Reais (R$10,000,000.00) per annum, except in the case of:

a) unserviceable or obsolete goods; or

b) assets which are replaced by new ones with identical purpose; and

X — maintain, during the term of the Agreement, two of the following ratios, as determined semi-annually in its consolidated financial statements audited by an independent audit firm registered with the Brazilian Securities Commission:

a) General Indebtedness/Total Assets: equal to or less than 60%;

b) Net Debt/EBITDA: equal to or less than 2.00;

c) EBITDA/Net Operating Revenue: equal to or greater than 20%.

PARAGRAPH ONE

If the BENEFICIARY fails to achieve at least two of the ratios established in Item X of this Section, it agrees to either create, within one hundred and eighty (180) days from the date of written notice from the BNDES, security interests accepted by the BNDES in an amount corresponding to at least one hundred and thirty percent (130%) of the amount of the financing or of the debt arising therefrom or submit a bank guarantee for the total amount of the debt provided by a financial institution which, at the discretion of the BNDES, is in an economic and financial situation that ensures it a degree of notorious solvency, unless two of the abovementioned ratios are achieved within such period.

PARAGRAPH TWO

For purposes of calculation of the ratios set forth in Item X of this Section, the following definitions and standards shall be adopted:

a) EBITDA - Operating Income before interest, income tax, depreciation, and amortization;

b) Net Debt — Aggregate sum of the balance of the consolidated onerous debts of the INTERVENING PARTY, including loans and financings, mutuums, issuance of fixed-income securities, promissory notes, and debentures, whether convertible or not, in the local or international capital market, as well as the sale or assignment of future receivables, if they are accounted for as obligations, and other indebtedness financial transactions of the company recorded in current and non-current liabilities less Cash and Cash Equivalents (cash and financial investments);

c) General Indebtedness — Aggregate sum of Current and Non-Current Liabilities;

d) The parameters relating to the result (i.e. EBITDA and Net Operating Revenue) refer to the figures for the last twelve (12) months prior to the calculation;

e) The financial ratio referred to in item X, clause “b” of the main provision of this Section shall be regarded as not achieved if the figure determined for such ratio is negative due to negative EBITDA; and

f) For purposes of calculation of the financial ratio referred to in item X, clause “b” of the main provision of this Section, the amounts classified in the Balance Sheet of the INTERVENING PARTY as “Accounts Payable for Acquisition of Subsidiaries” shall not be regarded as Net Debt.

(…)

THIRTEEN

GUARANTEE

LINX S.A., identified in the preamble, accepts this Agreement in the capacity of guarantor and principal payor and expressly waives the benefits of articles 366, 827, and 838 of the Civil Code, it being understood that it shall be jointly and severally liable, until the final settlement of this Agreement, for the faithful and exact performance of all the obligations assumed by the BENEFICIARY hereunder.”

FIVE

RATIFICATION

The Parties hereto hereby ratify all the clauses and conditions of the AGREEMENT, to the extent not conflicting with the provisions of this Amendment, and maintain the other warranties agreed upon in such AGREEMENT, it being understood that this instrument shall not imply a novation.

The pages of this instrument were initialed by Natália Teixeira Fernandes Lopez, counsel for the BNDES, upon authorization from the undersigned legal representatives.

In witness whereof, the parties executed this instrument in two (2) identical counterparts, in the presence of the undersigned witnesses.

Rio de Janeiro, July 31, 2017

For the BNDES:

/s/ Cláudio Figueiredo Coelho Leal	/s/ Claudia Pimentel Trindade Prates

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

Cláudio Figueiredo Coelho Leal	Claudia P. Trindade Prates
Superintendent of the Industrial and Services Area	Officer

For the BENEFICIARY:

/s/ Denis Herszkowicz	/s/ Alberto Menache

LINX SISTEMAS E CONSULTORIA LTDA.

INTERVENING PARTY:

/s/ Denis Herszkowicz	/s/ Denis Herszkowicz

LINX S.A.

WITNESSES:

/s/ Mara Regina de Almeida Vitta	/s/ Ana Paula Frijo
Name: Mara Regina de Almeida Vitta	Name: Ana Paula
Identity No.: 25.347.150-3 SSP/SP	Identity No.: 28.733.692X
Individual Taxpayers Register (CPF) No.: 271.370.028-03	Individual Taxpayers Register (CPF) No.: 281772.648.00